SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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DELCATH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2007

Notice is hereby given that an Annual Meeting of Stockholders of Delcath Systems, Inc., a Delaware corporation, will be held on Tuesday, June 5, 2007 at 11:00 a.m. (Eastern Time) at the Omni Berkshire Place Hotel, 21 East 52nd Street, New York, N.Y., for the following purposes:

1.	To elect two Class I directors to serve until the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal No. 1);

2.	To consider and act upon a proposal to ratify the Board’s selection of Carlin, Charron & Rosen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 (Proposal No. 2); and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.

Only stockholders of record of our Common Stock, $0.01 par value per share, at the close of business on Thursday, April 26, 2007 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof.

A copy of our Annual Report to Stockholders for the year ended December 31, 2006, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. Your vote is important regardless of the number of shares you own.

Only record or beneficial owners of Delcath’s Common Stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting of Stockholders, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares. It will help in our preparations for the meeting if you would check the box on the form of proxy if you plan on attending the annual meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors

/s/ Richard Taney
RICHARD TANEY President and Chief Executive Officer

Stamford, Connecticut
April 27, 2007

DELCATH SYSTEMS, INC.
1100 Summer Street
Stamford, Connecticut 06905
(203) 323-8668

PROXY STATEMENT

Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of Delcath Systems, Inc., a Delaware corporation, for use at the 2007 Annual Meeting of Stockholders of Delcath to be held at 11:00 a.m. (Eastern Time) on Tuesday, June 5, 2007, at the Omni Berkshire Place Hotel, 21 East 52nd Street, New York, N.Y., and at any adjournment thereof.

Only stockholders of record as of the close of business on April 26, 2007 (the “Record Date”) of our Common Stock, $0.01 par value per share (the “Common Stock”) will be entitled to notice of, and to vote at, the meeting. As of April 19, 2007, 21,358,007 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote in person or by proxy. Granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at the address set forth above at any time before the original proxy is exercised or (ii) voting in person at the meeting.

Each of Richard Taney and Samuel Herschkowitz, M.D. are named as attorneys in the proxy. Mr. Taney is our President and Chief Executive Officer and is also a member of our Board of Directors. Dr. Herschkowitz is our Chief Operating Officer and is also a member of our Board of Directors. Mr. Taney or Dr. Herschkowitz will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures.” Any stockholder granting a proxy has the right to withhold authority to vote for the nominees to the Board of Directors or either of them. Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, including the election of directors, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting.

The stockholders will consider and vote upon (i) a proposal to elect two Class I directors to serve until the 2010 Annual Meeting of Stockholders and (ii) a proposal to ratify the Board’s selection of Carlin, Charron & Rosen, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2007. Stockholders also will consider and act upon such other business as may properly come before the meeting.

A copy of our Annual Report to Stockholders for the year ended December 31, 2006, which contains financial statements and other information of interest to stockholders, will first be mailed to stockholders, along with these proxy materials, on or about May 7, 2007.

VOTING PROCEDURES

Mr. Taney or Dr. Herschkowitz will vote all shares represented by properly executed proxies returned in time to be counted at the meeting. The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld for one or both of the nominees for directors, or which contain one or more abstentions, as well as broker non-vote shares (i.e., shares held in street name which cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares) are counted as present for purposes of determining the presence or absence of a quorum for the meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the meeting as specified in such proxies. As noted above, proxies will be voted as recommended by our Board on all matters and will be voted in the discretion of the proxy holder on any other matters that properly come before the meeting, if no voting instructions are indicated.

The directors will be elected by a plurality of the votes cast, in person or by proxy, at the meeting. The nominees receiving the highest number of affirmative votes of the shares voting on the election of directors will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

For all other matters that may be submitted to stockholders at the meeting, the affirmative vote of a majority of shares present (in person or represented by proxy) and voting on that matter will be required for approval. Shares abstaining and broker non-votes, since they are not voting on a matter, will not have the same effect as votes against the matter.

Votes at the meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

Delcath’s Board of Directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. These provisions, together with the provisions of our Certificate of Incorporation and by-laws, allow only the Board of Directors to fill vacancies on or increase the size of the Board of Directors. The staggering of the election of our directors may have the effect of delaying, deferring or discouraging a change of control. Delcath’s by-laws provide that its Board of Directors will consist of not fewer than three members. The Board of Directors has fixed the current number of directors at seven.

A plurality of the votes cast by the holders of Common Stock present or represented by proxy and entitled to vote at the meeting is required for the election of a nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

The Nominating Committee of Delcath’s Board of Directors, a committee composed exclusively of non-employee directors, has nominated the following persons for election as Class I directors of Delcath at the Annual Meeting. The nominees are currently members of Delcath’s Board of Directors. The nominees and the year each first joined the Board of Directors are:

Nominee	Age	Year First Joined Board	Current Positions
Harold S. Koplewicz, MD	54	2006	Chairman
Robert B. Ladd	48	2006	Director

Background of Nominees for the Board of Directors

Harold S. Koplewicz, MD, 54, was appointed a Class I director of Delcath in September 2006. He was appointed Chairman in February 2007. In May 2006, Dr. Koplewicz was appointed by then-New York Governor George Pataki to the position of Executive Director of the Nathan S. Kline Institute for Psychiatric Research. He is only the third person to hold this title since 1952. Dr. Koplewicz is also the Arnold and Debbie Simon Professor and Chairman of the Department of Child and Adolescent Psychiatry and Professor of Pediatrics and founder of the NYU Child Study Center at the New York University School of Medicine. He has served as a member of the National Board of Medical Examiners and as a commissioner of the New York State Commission on Youth, Crime and Violence and Reform of the Juvenile Justice System.

Robert B. Ladd, 48, was appointed a Class I director of Delcath in October 2006. Since January 2003 to the present, Mr. Ladd has served as the founder and managing member of Laddcap Value Associates LLC, the general partner of Laddcap Value Partners LP. From 1988 to November 2002, Mr. Ladd served as a Managing Director for Neuberger Berman; his responsibilities at Neuberger Berman included serving as a portfolio manager for various high net worth clients and as a securities analyst. Mr. Ladd graduated from the University of Pennsylvania’s Wharton School with a B.S. in Economics in 1980. He received his MBA from Northwestern University’s Kellogg School of Management in 1983. Mr. Ladd has also earned a CFA designation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS OF DELCATH.

The following individuals are currently members of Delcath’s Board of Directors whose terms of office do not expire this year, and who consequently are not nominees for re-election at the Meeting:

Richard Taney, 51, was appointed a Class II Director of Delcath in November 2006 and Chief Executive Officer in December 2006. He was named President in April 2007. He is the founding member of T2 Capital Management, LLC, an investment management company. Prior to establishing his money management venture, he spent 20 years advising and managing assets for high net worth and institutional clients, most recently as Managing Director of Banc of America Securities. Mr. Taney is also a founding partner of Sandpiper Capital Partners, an investment partnership that focuses on private equity investments and advisory work for privately held companies involved in a variety of emerging technologies. He earned his BA from Tufts University and his JD from Temple University School of Law.

Samuel Herschkowitz, M.D., 57, has been Chief Operating Officer since January 2007 and a Class II Director since 1988. His term expires at the 2008 Annual Meeting. He also served as Delcath’s Chief Technical Officer from 1991 to 2006 and as Chairman of the Board of Delcath from 1998 to December 2006. Dr. Herschkowitz is board certified in psychiatry and neurology. He is a professor at New York University Medical Center and has held academic positions at Beth Israel Hospital, Mount Sinai Medical School and SUNY Downstate Medical Center.

The following table provides information concerning the executive officers of Delcath.

Name	Age	Office Currently Held

Richard Taney	51	President, Chief Executive Officer and Director

Paul M. Feinstein	59	Chief Financial Officer and Treasurer

Seymour Fein	58	Chief Scientific Officer

Samuel Herschkowitz, MD	57	Chief Operating Officer

A brief description of the business experience of Mr. Taney and Dr. Herschkowitz is set forth above. The following is a brief description of the business experience of Messrs. Feinstein and Fein:

Paul M. Feinstein, 59, joined the company as Chief Financial Officer in October 2003. He was named Treasurer in April 2007. From 1991-2002 he was Vice President/Finance for the New York Road Runners in New York, New York. From 1988-1990 he was the Controller of Mechanical Plastics, Inc. Prior to that he held senior financial positions with Holmes Protection Services, Jewelers Protection Services and Parade Publications and was with Coopers & Lybrand, the international accounting services firm that is now a part of PricewaterhouseCoopers. He is licensed to practice law in New York State. He holds a B.B.A. from Pace College, an LL.M. in Taxation from NYU School of Law and graduated from Albany Law School of Union University.

Seymour Fein, 58, joined the Company as Chief Scientific Officer in August 2006. He is board certified in both oncology and internal medicine, has served as a Medical Director on Delcath’s Scientific Advisory Board since 2005. He has more than 38 years in clinical research and as a consultant for biotechnology and medical device companies. As a medical director for Bayer Pharmaceuticals, he was responsible for multiple therapeutic areas including oncology, gastroenterology and cardiology. Dr. Fein also served as Director of Clinical R&D at Anaquest/Ohmeda for almost five years, starting its clinical research department and is responsible for growing it into a multidisciplinary team of over thirty people. Dr. Fein is a graduate of the University of Pennsylvania with a B.A. in biology. He received his M.D. degree with honors from New York Medical College. After medical school he completed a three-year residency in internal medicine at Dartmouth followed by a three-year fellowship in medical oncology and hematology at Harvard. During the final year of his fellowship he was appointed an instructor of medicine at Harvard Medical School.

BOARD AND COMMITTEE MEETINGS AND FUNCTIONS

Attendance

The Board of Directors met 18 times during year ended December 31, 2006. During 2006, each of the then-directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

It is the Company’s policy that, absent unusual or unforeseen circumstances, all of the directors are expected to attend annual meetings of stockholders. All of the then-directors attended the Company’s 2006 Annual Meeting of Stockholders.

Board Independence

The Company applies the standards of the NASDAQ Stock Market, Inc., the stock exchange upon which the Company’s Common Stock is listed, for determining the independence of the members of its Board of Directors and Board committees.

Compensation

The Compensation and Stock Option Committee of the Board of Directors reviews the salaries and benefits of all officers and stock option grants to all employees, consultants, directors and other individuals compensated by the Company. The Compensation and Stock Option Committee is empowered by the Board of Directors to act independently. The Compensation and Stock Option Committee also administers the Company’s stock option and other employee benefits plans.

During fiscal 2006, the members of the Compensation and Stock Option Committee were Mark A. Corigliano, Daniel L. Isdaner and Harold S. Koplewicz. Since then, certain changes were made to the composition of the Compensation and Stock Option Committee. On April 16, 2007, Messrs. Corigliano and Isdaner resigned from our Board of Directors and each Board committee on which they served. In addition, Robert B. Ladd was appointed to the Compensation and Stock Option Committee on April 17, 2007. Accordingly, the current directors of the Compensation and Stock Option Committee are Dr. Koplewicz and Mr. Ladd, each of whom is independent, as “independence” is defined in Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”).

During 2006, the Compensation and Stock Option Committee met 2 times. The Compensation and Stock Option Committee does not have a charter.

Compensation Committee Interlocks and Insider Participation

During 2006, the members of our Compensation and Stock Option Committee were Mark A. Corigliano, Daniel L. Isdaner and Harold S. Koplewicz. None of these individuals were officers or employees of the Company during 2006 or previously, nor did they have any relationship that would be required to be disclosed in accordance with Item 404 of Regulation S-K (which would be included in this proxy statement in this section, and in the section entitled “Certain Relationships and Related Transactions” below.)

During 2006, no interlocking relationships existed between our Board of Directors or the Compensation and Stock Option Committee, and the board of directors or compensation committee of any other company.

Audit

The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities with respect to the Company’s financial statements, the Company’s system of internal accounting and financial controls and the independent audit of the Company’s financial statements. During 2006, the Audit Committee met 2 times.

Functions of the Audit Committee include:

  the selection, evaluation and, where appropriate, replacement of the Company’s outside auditors;

  an annual review and evaluation of the qualifications, performance and independence of the Company’s outside auditors;

  the approval of all auditing services and permitted non-audit services provided by the Company’s outside auditors;

  the receipt of an annual communication from the Company’s outside auditors as required by Independence Standards Board Standard No. 1;

  the review of the adequacy and effectiveness of the Company’s accounting and internal controls over financial reporting;

  the review and discussion with management and the outside auditors of the Company’s financial statements to be filed with the Securities and Exchange Commission; and

  the preparation of a report for inclusion in the Company’s annual proxy statement.

All members of the Audit Committee are required to satisfy the independence and experience requirements of the NASDAQ Stock Market, Inc. and be free of any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment.

During fiscal 2006, the members of the Audit Committee were Mark A. Corigliano, Daniel L. Isdaner and Robert B. Ladd. Following the resignations of Messrs. Corigliano and Isdaner on April 16, 2007, Dr. Koplewicz was appointed to the Audit Committee on April 17, 2007. Currently, Dr. Koplewicz and Mr. Ladd meet the NASDAQ requirements.

A copy of the Audit Committee Charter as currently in effect was attached as Appendix A to the proxy statement distributed in connection with the Company’s 2005 Annual Meeting of Stockholders.

The Board has determined that at least one member of the Audit Committee is an audit committee financial expert (as defined in applicable rules of the Securities and Exchange Commission) based on such member’s understanding of generally accepted accounting principles and financial statements, ability to assess the application of such principles in connection with accounting for estimates, accruals and reserves, experience in preparing, analyzing and evaluating financial statements, understanding of internal control over financial reporting and understanding of audit committee functions. The Board has determined that Robert B. Ladd is an audit committee financial expert.

Nominating

During fiscal 2006, the Nominating Committee of the Board of Directors consisted of Harold S. Koplewicz, Daniel Isdaner and Mark A. Corigliano. As described above, Messrs. Corigliano and Isdaner resigned on April 16, 2007. In addition, Mr. Ladd was appointed to the Nominating Committee on April 17, 2007. Accordingly, the current members of the Nominating Committee are Dr. Koplewicz and Mr. Ladd, each of whom is a non-employee director who is “independent” within the meaning of Rule 4200(a)(15) of the NASD listing standards. The Nominating Committee has the responsibility for selecting the nominees of the Board for election as directors. The Nominating Committee does not have a charter. The Nominating Committee was formed by the Board of Directors in 2006.

Recommendations by Stockholders of Director Nominees

The Nominating Committee will consider any recommendation by a stockholder of a candidate for nomination as a director. If a stockholder wants to recommend to the Nominating Committee a candidate for election as a director, the stockholder may submit the name of the proposed nominee, together with the reasons why the stockholder believes the election of the candidate would be beneficial to the Company and its stockholders and the information about the nominee that would be required in a proxy statement requesting proxies to vote in favor of the candidate.

The stockholder’s submission must be accompanied by the written consent of the candidate to being nominated by the Board and the candidate’s agreement to serve if nominated and elected.

Any such submission should be directed to the Company’s Nominating Committee at its principal office, 1100 Summer Street, Stamford, Connecticut 06905. For any annual meeting, the submission of a recommendation must be received no later than the deadline for receiving a stockholder proposal for inclusion in the Company’s proxy statement for such meeting. Copies of any recommendation received in accordance with these procedures will be distributed to each member of the Nominating Committee. One or more members of the Nominating Committee may contact the proposed candidate to request additional information.

At the request of any director, the candidacy of the proposed nominee will be considered by the full Nominating Committee. The Nominating Committee will not, however, be obligated to notify a stockholder who has recommended a candidate for election as a director of the reasons for any action the Committee may or may not take with respect to such recommendation.

Stockholder Communications with the Board of Directors

The Board of the Company welcomes questions, comments and observations from stockholders concerning the policies and operation of the Board and about the general business and operation of the Company.

Any stockholder wishing to communicate with the Board or with any specified director should address his or her communication to the Board of Directors or to the particular director(s) and send it to the

Company’s principal office at 1100 Summer Street, Stamford, Connecticut 06905. Unless otherwise requested by a stockholder in a separate written request accompanying the communication, stockholder communications to the Board or to specified director(s) will be initially reviewed by the Company’s Chief Executive Officer or Chief Financial Officer. Communications that the reviewing officer determines relate to the Company’s ordinary course of business will be responded to by the officer or his designee. Communications that the Chief Executive Officer or Chief Financial Officer determines do not relate to the Company’s ordinary course of business or that he otherwise believes are appropriate for review by the directors will be forwarded to each of the directors. Actions, if any, to be taken in response to any stockholder communication will be in the discretion of the Board. At the request of the Board, the Chief Executive Officer will summarize any stockholder communications that are not forwarded on the basis that such communications relate to the ordinary course of the Company’s business.

The process for stockholder communication with the Board of Directors or with specified director(s) has been approved by the Company’s Board, including by a majority of the Company’s independent directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement. As of the date of such report, the Audit Committee was comprised of Mark A. Corigliano, Robert Ladd and Daniel Isdaner, three non-employee directors who are “independent” within the meaning of Rule 4200(a)(15) of the NASD listing standards. The Audit Committee has the responsibility for reviewing the Company’s accounting practices, internal accounting controls and financial results and is responsible for the engagement of the Company’s independent auditors. The Audit Committee met 2 times in 2006 and has reviewed and discussed the audited financial statements with the Company’s management.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to in the foregoing three paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Mark A. Corigliano
Robert Ladd
Daniel Isdaner

Dated: March 13, 2007

The report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Delcath specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

AUDIT AND NON-AUDIT FEES

Carlin, Charron & Rosen, LLP (“CCR”) serves as the Company’s independent registered public accounting firm and audited the Company’s financial statements for the years ended December 31, 2006 and 2005.

Audit Fees. CCR billed Delcath $65,600 for professional services rendered for the audit of Delcath’s annual financial statements included in Delcath’s Form 10-K for the fiscal year ended December 31, 2006 and the reviews of the financial statements included in Delcath’s Quarterly Reports on Form 10-QSB filed for the first three quarters of the fiscal year ended December 31, 2006. CCR billed Delcath $45,085 for professional services rendered for the audit of Delcath’s internal control over financial reporting for the fiscal year ended December 31, 2006. CCR billed Delcath $55,000 for professional services rendered for the audit of Delcath’s annual financial statements included in Delcath’s Form 10-KSB for the fiscal year ended December 31, 2005 and the reviews of the financial statements included in Delcath’s Quarterly Reports on Form 10-QSB filed for each of the quarters in the fiscal year ended December 31, 2005.

Audit-Related Fees. During the fiscal years ended December 31, 2006 and 2005, CCR did not provide any audit-related services to the Company not described under “Audit Fees” above.

Tax Fees. During the fiscal years ended December 31, 2006 and 2005, CCR did not provide any tax services to the Company.

All Other Fees. None.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

COMPENSATION DISCUSSION & ANALYSIS

The Company’s executive compensation program is designed with two main objectives:

1.	to offer a competitive total compensation value that will allow the Company to attract, retain and motivate highly talented individuals to fill key positions; and

2.	to align a significant portion of each executive’s total compensation with the annual and long- term performance of the Company and the interests of the Company’s shareholders.

Overview

The Compensation and Stock Option Committee (the “Compensation Committee” or the “Committee”) of the Board administers our executive compensation program. Each member of the Committee is a non-employee and an independent director. The Compensation Committee is primarily responsible for establishing salaries, administering our incentive programs, and determining the total compensation for our Chief Executive Officer. The Committee also reviews and approves recommendations made by the Chief Executive Officer with respect to compensation of the other executive officers.

Compensation Philosophy

The Company believes that a strong management team comprised of the most talented individuals in key positions is critical to the development and growth of the Company, and the Company’s executive compensation program is an important tool for attracting and retaining such individuals. Therefore, it is vital that the Company’s aggregate compensation package is both competitive with the compensation received by similarly situated executive officers and reflective of each executive officer’s contributions to the success of the Company on both a long-term and short-term basis.

Elements of Executive Compensation

The compensation package for the Company’s executives has both performance-based and subjective elements. The specific elements include base salary, annual incentive compensation, which is generally in the form of a year-end bonus, and long-term compensation, which is usually in the form of stock options.

Base salary, as determined by the Compensation Committee, is based on two factors. The first is an evaluation of the salaries paid in the marketplace to executives with similar responsibilities, and the second is the executive’s unique role, job performance and other circumstances. Evaluating both of these factors allows the Company to offer a competitive total compensation value to each individual named executive officer (as defined below) taking into account the unique attributes of, and circumstances relating to, each individual, as well as marketplace factors. This allows the Company to meet its objective of offering a competitive total compensation value and attracting and retaining key personnel.

Annual incentive compensation is intended to establish a direct correlation between annual awards and the performance of the Company. As a development stage company, financial performance measurement cannot be the sole factor in determining such compensation. However, the Compensation Committee can review on an objective basis the progress that the Company has been making towards its goals and, in its discretion, award an annual cash bonus in order to maintain a competitive total compensation value appropriate to each executive officer.

Long-term compensation is an area of emphasis as this will align a significant portion of each executive’s total compensation with the long-term performance of the Company and the interests of the Company’s shareholders. On March 25, 2004, the Company’s Board of Directors adopted the Company’s 2004 Stock Incentive Plan (the “Plan”), under which 3,000,000 shares of Common Stock is reserved for issuance pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock or deferred stock under the Plan. The Plan was approved by the Company’s stockholders at the 2004 annual meeting of stockholders of the Company.

Stock options granted under the Plan may be either “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code) or nonstatutory stock options. The exercise price per share that may be acquired on exercise of a stock option will be determined by the Compensation Committee at the time of grant and generally will be not less than the fair market value per share on the date of grant. Generally, options will have a term of five years (or as of the date of termination of employment to the extent exercisable at that date if the participant terminates employment) and will become exercisable ratably over five years, but the Committee has the authority to provide for other terms or other exercise schedules. Payment may be made in cash or in the form of unrestricted shares the participant already owns or by other means as determined by the Committee including “cashless” exercises. The right to exercise an option may be conditioned on the completion of a period of service or other conditions.

Stock appreciation rights (SAR’s) entitle a participant to receive an amount in cash, shares or both, equal to (i) the excess of the fair market value of one share on the date of exercise over the fair market value on the date of grant multiplied by (ii) the number of shares to which the SAR relates. The right to exercise an SAR may be conditioned on the completion of a period of service or other conditions. Generally, participants will be given five years in which to exercise an SAR or by the date of termination of employment to the extent exercisable at that date if a participant terminates employment. SAR’s may be granted independently or in conjunction with the grant of a stock option. If an SAR is granted in conjunction with a stock option, the exercise of either the SAR or the stock option will reduce the number of shares covered by the related stock option or SAR, as the case may be.

Restricted stock may also be awarded under the Plan, which is the grant of shares of Common Stock that requires the completion of a period of service or the attainment of specified performance goals by the participant or the Company or such other criteria as the Compensation Committee may determine in order to retain the shares. Upon a participant’s Termination of Employment (as defined in the Plan), the restricted stock still subject to restriction generally will be forfeited by the participant. The Committee may waive these restrictions in the event of hardship or other special circumstances.

The Plan also provides for stock grants, which are shares that can be awarded to a participant that may be delivered immediately or in the future, at a specified time and under specified circumstances. The Committee will determine the participants to whom, and the time or times at which, stock grants may be awarded, the number of shares covered by the stock grant to be awarded to any participant, the duration of the period, if any, during which, and the conditions under which, receipt of the shares will be deferred and any other terms and conditions of the stock grant.

Awards of stock options under the Plan have nearly always been used as the long-term compensation of choice. This is because they directly align the value of the benefit to the named executive officers with shareholder interests. The term of stock options is the longest among various share award choices and thereby provides an incentive to executive officers to create long-term shareholder value. The Compensation Committee determines the number of options to grant based on its analysis of awards of similarly situated companies and in keeping with the Company’s objective of offering a competitive total compensation value.

Forward-Looking Statements

Disclosures in this Compensation Discussion & Analysis may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the company and its subsidiaries. A variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth in the Company’s Form 10-K for the year ended December 31, 2006. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law or regulation.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The Report of the Compensation and Stock Option Committee (the “Compensation Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Compensation Report by reference therein.

Recommendations of the Compensation and Stock Option Committee. We have reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the Company’s 2006 Annual Report on Form 10-K and Proxy Statement for 2007.

This report has been furnished by the Compensation and Stock Option Committee of the Board of Directors.

Harold S. Koplewicz, Chairman
Robert B. Ladd

Dated: April 27, 2007

The following table sets forth, for the fiscal year ended December 31, 2006, certain compensation paid by the Company, including salary, bonuses and certain other compensation, to its Chief Executive Officer and its Chief Financial Officer. There were no other executive officers whose total annual compensation (including bonuses) for the year ended December 31, 2006 exceeded $100,000. The executive officers listed in the table below are sometimes referred to as the “named executive officers” in this Proxy Statement.

Summary Compensation Table for 2006

Change
in
Pension
Value
						Non-	and Non-
						Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
M.S. Koly	2006	313,217	25,000	0	131,000	0	0	0	469,217
Former CEO, President,
Treasurer and Director(1)
Richard Taney	2006	10,000	0	0	52,400	0	0	0	62,400
President, CEO and
Director(2)
Paul Feinstein	2006	120,000	0	0	0	0	0	0	120,000
CFO and Treasurer(3)

(1)	Mr. Koly resigned as CEO, President and Treasurer on December 15, 2006. Mr. Koly resigned from the Board of Directors on January 26, 2007.

(2)	Mr. Taney commenced his employment as CEO on December 15, 2006. He was named President in April 2007.

(3)	Mr. Feinstein was named Treasurer in April 2007.

Grants of Plan-Based Awards in 2006

The following table sets forth grants of plan-based awards made during the fiscal year ended December 31, 2006, by the Company to each of its former and current Chief Executive Officer. Each award is currently exercisable.

								All Other	All Other
								Stock	Option
		Estimated Future Payouts Under			Estimated Future Payouts Under			Awards:	Awards:		Grant Date
		Non-Equity			Equity			Number of	Number of	Exercise or	Fair Value of
		Incentive Plan Awards			Incentive Plan Awards			Shares of	Securities	Base Price of	Stock and
								Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
M.S. Koly	11/14/06								100,000	3.28	131,000

Richard Taney	11/14/06								40,000	3.28	52,400

Paul Feinstein	--								--	--	--

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table sets forth the stock options held by the named executives as of December 31, 2006. All options shown are currently exercisable.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive Plan
								Incentive Plan	Awards:
			Equity					Awards:	Market or
			Incentive Plan					Number of	Payout Value
		Number of	Awards:					Unearned	of Unearned
	Number of	Securities	Number of			Number of	Market Value	Shares, Units	Shares, Units
	Securities	Underlying	Securities			Shares or Units	of Shares or	or Other	or Other
	Underlying	Unexercised	Underlying			of Stock That	Units of Stock	Rights That	Rights That
	Unexercised	Options	Unexercised	Option	Option	Have Not	That Have Not	Have Not	Have Not
	Options	(#	Unearned	Exercise Price	Expiration	Vested	Vested	Vested	Vested
Name	(# Exercisable)	Unexercisable)	Options (#)	($)	Date	(#)	($)	(#)	($)

M.S. Koly	71,850	0	0	3.3125	12/1/2010	0	0	0	0

	100,000	0	0	0.71	9/19/2007	0	0	0	0

	120,000	0	0	1.03	8/25/2008	0	0	0	0

	200,000	0	0	2.78	7/7/2010	0	0	0	0

	200,000	0	0	3.59	11/8/2010	0	0	0	0

	100,000	0	0	3.28	11/14/2011	0	0	0	0

Richard Taney	40,000	0	0	3.28	11/14/2011	0	0	0	0

Paul Feinstein	10,000	0	0	3.59	11/08/2010	0	0	0	0

Option Exercises and Stock Vested in 2006

There were no options exercised, and no stock vested, during the year ended December 31, 2006.

Pension Benefits in 2006

There were no pension benefits during the year ended December 31, 2006.

Nonqualified Deferred Compensation in 2006

There was no non-qualified deferred compensation during the year ended December 31, 2006.

Director Compensation for 2006

Neither Mr. Koly or Mr. Taney received, nor are Mr. Taney and Dr. Herschkowitz currently receiving, any compensation for serving on the Board of Directors. Dr. Herschkowitz did receive compensation for service as a director during the period he was not an employee. Non-employee directors received $750 (increased to $1,000 as of December 15, 2006) for each meeting of the Board of Directors attended in person and $300 for each meeting of the Board of Directors participated in telephonically, and they are reimbursed for their expenses.

The table below shows the total 2006 compensation of the Company’s Independent Directors:

					Change in
					Pension Value
					and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred	All Other
	Paid in	Stock	Options	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)(1)	($)	($)	($)	($)

Mark A.	18,050	0	52,400	0	0	0	70,450
Corigliano(2)

Victor Nevins(2)	17,050	0	0	0	0	0	17,050

Daniel Isdaner(2)	18,050	0	52,400	0	0	0	70,450

Harold S. Koplewicz,	0	0	52,400	0	0	0	52,400
MD

Samuel	2,100	0	52,400	0	0	0	54,500
Herschkowitz, MD

Robert B. Ladd	0	0	52,400	0	0	0	52,400

(1) The grant date fair value computed in accordance with FAS 123R for each award shown in this table is $52,400. As of December 31, 2006, the Company’s Independent Directors held the following number of option awards: Mr. Corigliano –180,000; Mr. Nevins – 0; Mr. Isdaner – 110,000; Mr. Koplewicz – 40,000; Mr. Herschkowitz – 220,300.

(2) As described above, Messrs. Corigliano and Isdaner resigned as Directors on April 16, 2007. Mr. Nevins resigned as a Director on October 23, 2006.

Key Employee Arrangements – Separation Agreement

On December 21, 2006, the Company entered into a Settlement Agreement, dated as of December 15, 2006 (the “Settlement Agreement”), in connection with Mr. Koly’s resignation as President and Chief Executive Officer and Treasurer of the Company. The Settlement Agreement provides for the termination of Mr. Koly’s Employment Agreement, as amended as of October 1, 2003, and the relinquishment by Mr. Koly of any rights he might have had under change of control arrangements with the Company. The Settlement Agreement also provides for Mr. Koly to continue to receive his regular salary, which was $13,390.00 for the period from December 16 through December 31, 2006, and a lump sum payment of $650,000, which was paid on January 2, 2007. This lump sum payment is being held in escrow, and a portion of it will be used to exercise stock options to purchase Common Stock of the Company granted to him. The Settlement Agreement also provides for the continuation of his current health insurance benefits through September 30, 2008.

Change of Control Payments

There are no agreements currently in effect.

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 19, 2007, certain information regarding the ownership of Delcath’s voting securities by (i) each director (or nominee for director) of Delcath, (ii) each Named Executive Officer and (iii) all directors and executive officers as a group. To the Company’s knowledge, except as disclosed in the table below, no person or group beneficially owns more than 5% of the Company’s outstanding common stock. Each of the stockholders named below has a business address c/o Delcath Systems, Inc., 1100 Summer Street, Stamford, Connecticut 06905.

Directors,	Shares	Percentage of
Executive Officers	Beneficially	Common Shares
and 5% Stockholders(1)	Owned(2)	Outstanding(3)
Robert Ladd(4)	2,430,498	11.4%
Samuel Herschkowitz, M.D.(5)	373,675	1.7%
Richard Taney(6)	49,000	0.2%
Harold S. Koplewicz(7)	40,000	0.2%
Paul M. Feinstein(8)	13,375	0.1%
M.S. Koly(9)	1,505,025	7.0%
Venkol Trust	680,565	3.2%
All directors and executive officers as a
group (five persons)(10)	2,906,548	13.4%

(1)	Except as otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares owned, based on the information provided to us by the persons or entities named in the table.

(2)	Shares of Common Stock subject to options or warrants exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage owned by the person or entity holding such options or warrants.

(3)	Percentage of beneficial ownership is calculated on the basis of the amount of outstanding securities (Common Stock) at the Record Date (21,358,007 common shares) plus, for each person or entity, any securities that person or entity has the right to acquire within 60 days pursuant to stock options or other rights.

(4)	Mr. Ladd is a director of Delcath. Mr. Ladd has sole voting and dispositive power with respect to these shares. The figure above also includes vested stock options to purchase 40,000 shares of Common Stock.

(5)	Dr. Herschkowitz is the Chief Operating Officer of Delcath and a director. The figure above represents 153,375 shares owned directly by him. The figure above also includes vested stock options to purchase 220,300 shares of Common Stock.

The figure above excludes approximately 63,000 shares held by the Venkol Trust, in which Dr. Herschkowitz has a pecuniary interest.

(6)	Mr. Taney is the President and CEO of Delcath and is also a director. The figure above represents 9,000 shares owned directly by him. The figure above also includes vested stock options to purchase 40,000 shares of Common Stock.

(7)	Dr. Koplewicz is the Chairman of the Board of Directors of Delcath. The figure above includes vested stock options to purchase 40,000 shares of Common Stock.

(8)	Mr. Feinstein is the Chief Financial Officer and Treasurer of Delcath. The figure above includes vested stock options to purchase 10,000 shares of Common Stock.

(9)	Includes 824,460 shares held by Mr. Koly and 680,565 shares held by the Venkol Trust, of which Mr. Koly has a pecuniary interest in approximately 63,000 shares. Mr. Koly is a trustee of this trust and is deemed the beneficial owner of its shares because of his voting power.

(10)	The number of shares beneficially owned by all directors and executive officers as a group includes 350,300 shares of Common Stock issuable within 60 days of April 19, 2007 upon exercise of stock options granted to directors and executive officers pursuant to our various stock option plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission (the “Commission”) reports of their ownership of the Company’s securities and of changes in that ownership. To the Company’s knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended December 31, 2006, and except as noted below, all reports required to be filed under Section 16(a) by the Company’s directors and officers and persons who were beneficial owners of more than ten percent of the Company’s Common Stock were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

None.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a policy, described below, which shall be followed in connection with all related party transactions involving the company.

Under this policy, any “Related Party Transaction” shall be consummated or shall continue only if the Board of Directors, acting through the Audit Committee, shall approve or ratify such transaction in accordance with the guidelines set forth in this policy, provided that: (i) the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; (ii) the transaction is approved by the disinterested members of the Board of Directors; or (iii) the transaction involves compensation approved by the Company’s Compensation Committee. For these purposes, a “Related Party” is an officer or director of the Company; a shareholder owning in excess of five percent of the Company; a person who is an immediate family member of an officer or director; or an entity which is owned or controlled by such person or an entity in which such person has a substantial ownership interest or control of such entity.

For these purposes, a “Related Party Transaction” is a transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than transactions available to all employees generally and transactions involving less than $5,000 when aggregated with all similar transactions.

All Related Party Transactions, including the proposed aggregate value of such transactions, if applicable, to be entered into by the Company shall be disclosed to the Board of Directors. After review, the Board shall approve or disapprove such transaction and management shall update the Board as to any material change to those proposed transactions. Should ratification not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

Promoters and Certain Control Persons

Not applicable.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL NO. 2)

Carlin, Charron & Rosen, LLP (“CCR”) has served as the Company’s independent auditors since April 27, 2005 and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the fiscal year ending December 31, 2007. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. CCR has no interest, financial or otherwise, in the Company.

A representative of CCR is expected to be present at the Annual Meeting. The auditors will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The proxy holders intend to vote the shares represented by proxies to ratify the Board’s selection of CCR as the Company’s independent auditors for the fiscal year ending December 31, 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CARLIN, CHARRON & ROSEN, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

It is contemplated that the next Annual Meeting of Stockholders will be held on or about June 5, 2008. To be eligible for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2008 Annual Meeting of Stockholders, proposals must be addressed to the Secretary of Delcath and must be received at Delcath’s principal executive offices not later than December 28, 2007. In order to avoid controversy as to the date on which a proposal was received by Delcath, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by Certified Mail, Return Receipt Requested.

If any stockholder proposes to make any proposal at the 2008 Annual Meeting of Stockholders which proposal will not be included in Delcath’s proxy statement for such meeting, such proposal must be received not less than 60 nor more than 90 days prior to the meeting date to be considered timely. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how Delcath intends to exercise its discretion to vote on each such matter if it is presented at that meeting.

Article NINTH of the Company’s Amended and Restated Certificate of Incorporation contains additional requirements applicable to stockholders wishing to nominate directors or to present a proposal or other matter at an annual meeting of the Company’s stockholders.

EXPENSES AND SOLICITATION

The costs of printing and mailing proxies will be borne by Delcath. In addition to soliciting stockholders by mail or through its regular employees, Delcath may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of Delcath registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of Delcath may also be made of some stockholders following the original solicitation.

OTHER BUSINESS

The Board of Directors knows of no other items that are likely to be brought before the meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

By Order of the Board of Directors RICHARD TANEY, President and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

DELCATH SYSTEMS, INC.

June 5, 2007

Please mark, date, sign and mail
your proxy card in the
envelope provided as soon
as possible

Please detach and mail in the envelope provided

MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE			2. To consider and act upon a proposal to ratify the Board’s
“FOR” ALL PROPOSALS.			selection of Carlin, Charron & Rosen, LLP as the
1. Election of Directors			Company’s independent auditors for the fiscal year ending
December 31, 2007.
[ ]	FOR ALL NOMINEES	[ ] Harold S. Koplewicz, MD
		[ ] Robert B. Ladd	[ ] FOR THE PROPOSAL
[ ] AGAINST THE PROPOSAL

[ ]	WITHHOLD AUTHORITY
FOR ALL NOMINEES
		as Class I Directors	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE
[ ]	FOR ALL EXCEPT		PROXY SHALL BE VOTED FOR THE ELECTION OF THE
	(See Instruction below)		LISTED NOMINEES AS DIRECTORS, FOR
THE RATIFICATION OF CARLIN, CHARRON & ROSEN, LLP AS
THE COMPANY’S INDEPENDENT AUDITORS FOR THE
INSTRUCTION: To withhold authority to vote for any individual			FISCAL YEAR ENDING DECEMBER 31, 2007, AND, IN THE
nominee(s),mark “FOR ALL EXCEPT” and write the name of the			CASE OF OTHER MATTERS THAT LEGALLY COME BEFORE
nominee you wish to withhold authority in the box below.			THE MEETING, AS SAID ATTORNEY(S) DEEM ADVISABLE.

To change the address on your account, please check [ ]
the box at right and indicate your new address in the			PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE
space above. Please note that changes to the registered			ANNUAL MEETING OF STOCKHOLDERS ON TUESDAY,
name(s) on the account may be submitted via this method.			JUNE 5, 2007 AT 11:00 A.M. AT THE OMNI BERKSHIRE
PLACE HOTEL, 21 EAST 52ND STREET, NEW YORK, N.Y.
[ ]

Signature of Stockholder _____________________ Date: ___________			Signature of Stockholder _____________________ Date: ___________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

DELCATH SYSTEMS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2007

Revoking all prior proxies, the undersigned, a stockholder of DELCATH SYSTEMS, INC. (the “Company”), hereby appoints Samuel Herschkowitz, M.D. and Richard Taney, or either of them, as attorneys and agents of the undersigned, with full power of substitution, to vote all of the shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 5, 2007 at the Omni Berkshire Place Hotel, 21 East 52nd Street, New York, N.Y., at 11:00 A.M. local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse.

IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE